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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF DEWEY BALLANTINE LLP]





                                                              October 17, 2000

The MONY Group Inc.
1740 Broadway
New York, New York 10019


Ladies and Gentlemen:



         On September 28, 2000, The MONY Group Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of up to 4,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be issued by the Company pursuant to an Agreement and Plan of Merger dated as of August 23, 2000 (the "Merger Agreement"), providing for the merger of The Advest Group, Inc., ("Advest") and MONY Acquisition Corp., ("MONYAC"), a wholly-owned direct subsidiary of the Company, with MONYAC being the surviving corporation.



         It is our opinion that:

         A. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         B. The shares of Common Stock to be issued pursuant to the Merger
         Agreement:

            (i) are (or will be prior to the consummation of the merger contemplated by the Merger Agreement) duly authorized; and

            (ii) will be validly issued and outstanding, fully paid and non-assessable upon issuance pursuant to the terms of the Merger Agreement.



         In arriving at the foregoing opinions, we have examined corporate records, agreements and other documents of the Company deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws or as to any matters of municipal law or the laws of any local agencies within any state.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent
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is required under Section 7 of the Securities Act of 1933, as amended, or the
Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                       Very truly yours,

                                                       /s/ Dewey Ballantine LLP
                                                       ------------------------
                                                       Dewey Ballantine LLP


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